Exhibit 10.3

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (the “Third Amendment”) dated this 2nd day of May, 2018 (the “Effective Date”) is made by and between ONE CANAL PARK MASSACHUSETTS, LLC, a Delaware limited liability company (“Landlord”), and HUBSPOT, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.WHEREAS, Landlord and Tenant entered into that certain Lease dated October 7, 2016, as amended by that certain First Amendment to Lease dated February 14, 2017, as amended by Second Amendment to Lease (the “Second Amendment”) dated March 12, 2018 (collectively, the “Lease”) whereby Tenant leases from Landlord certain premises consisting of approximately 55,386 rentable square feet, comprised of: (i) 16,750 rentable square feet on the second (2nd) floor (“Premises A”); (ii) approximately 8,562 rentable square feet on the second (2nd) floor (“Premises B”); (iii) approximately 9,022 rentable square feet on fourth (4th) floor of the Building (“Premises C”); (iv) approximately 21,052 rentable square feet on the fourth (4th) floor of the Building (“Premises D”); and (v) approximately 10,109 rentable square feet on the first (1st) floor of the Building (collectively, Premises A, Premises B, Premises C and Premises D shall be known as the “Existing Premises”) in the building located at One Canal Park, Cambridge, Massachusetts (the “Building”); and

B.WHEREAS, the Term of the Lease was originally scheduled to expire on January 31, 2026 (the “Original Term”) and was extended pursuant to the Second Amendment for the “Stub Term” commencing on February 1, 2026 and expiring on April 30, 2029 (the “Stub Term” and together with the Original Term, the “Term”).

C.WHEREAS, Landlord and Tenant desire to provide for a potentially earlier Commencement Date with respect to Premises B.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Recitals.  The recitals set forth above are incorporated herein and made a part of this Third Amendment as if set forth herein in full.

2.Capitalized Terms.  All capitalized terms used in this Third Amendment that are not defined in this Third Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the definitions set forth in this Third Amendment shall control.

Exhibit 10.3

3.Commencement Date for Premises B. The Commencement Date with respect to Premises B shall be amended to be the later date to occur of (i) the date Landlord delivers possession of Premises B to Tenant vacant, broom clean, free of tenants, occupants, property and debris, in compliance with all applicable Laws and free of all Hazardous Materials that are required to be removed, remediated, or encapsulated pursuant to applicable Environmental Laws and with the roof, structural elements and base building systems including, without limitation, HVAC, mechanical, plumbing, electrical, elevator services, roofing, fire safety access and emergency egress systems serving the Premises in good working order, and (ii) January 1, 2019. In no event shall Landlord deliver Premises B to Tenant prior to January 1, 2019.

4.Rent Commencement Date for Premises B. The Rent Commencement Date with respect to Premises B shall be amended to be the later date to occur of (i) three (3) months following the Commencement Date for Premises B, and (ii) April 1, 2019.

5.Yearly Rent for Premises B.

(a)

Effective as of the Rent Commencement Date for Premises B, Tenant shall pay Yearly Rent with respect to Premises B for the remainder of the Original Term in accordance with the following schedule and in accordance with all other terms and conditions applicable to the payment of Yearly Rent under the Lease:

Lease Year	Yearly Rent	Monthly Payment	Per Rentable Square Foot
January 1, 2019 – March 30, 2019	$0.00	$0.00	$0.00
April 1, 2019 – September 30, 2019	N/A	$49,231.50	$69.00
October 1, 2019 – September 30, 2020	$599,340.00	$49,945.00	$70.00
October 1, 2020 September 30, 2021	$607,902.00	$50,658.50	$71.00
October 1, 2021 – September 30, 2022	$616,464.00	$51,372.00	$72.00
October 1, 2022 – September 30, 2023	$625,026.00	$52,085.50	$73.00
October 1, 2023 – September 30, 2024	$633,588.00	$52,799.00	$74.00
October, 1, 2024 – September 30, 2025	642,150.00	$53,512.50	$75.00
October 1, 2025 – January 31, 2026	N/A	$54,226.00	$76.00

(b)	During the Stub Term, the Yearly Rent payable with respect to Premises B is included in the Yearly Rent payable pursuant to Section 5 of the Second Amendment.

Exhibit 10.3

6.Counterparts and Authority.  This Third Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.  Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.

7.Confirmation of Lease. Except as amended by this Third Amendment, all terms and provisions of the Lease shall remain in full force and effect, and as further modified by this Third Amendment, is expressly ratified and confirmed by the parties hereto. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

8.Governing Law; Interpretation and Partial Invalidity.  This Third Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term of this Third Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Second Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Third Amendment shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and are not to be considered in construing this Third Amendment.  This Third Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

9.Binding Agreement.  This document shall become effective and binding only upon the execution and delivery of this Third Amendment by both Landlord and Tenant.

[SIGNATURE PAGE TO FOLLOW]

Exhibit 10.3

IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed as of the Effective Date.

LANDLORD:

ONE CANAL PARK MASSACHUSETTS, LLC

a Delaware limited liability company

By:  Bay State REIT, LLC

a Delaware limited liability company, its Manager

By:  U.S. Real Estate Investment Fund REIT, Inc.

a Delaware corporation, its Manager

By:/s/ Thomas Taranto

Name:  Thomas Taranto

Title:   Vice President

TENANT:

HUBSPOT, INC.

a Delaware corporation

By: /s/ John Kelleher

Name:  John Kelleher

Title: General Counsel

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